Exhibit 99.1
FOR IMMEDIATE RELEASE

Contacts:
Gina Sorice	Tom Barth
Media Relations	Investor Relations
Akamai Technologies	Akamai Technologies
646-320-4107	617-274-7130
gsorice@akamai.com	tbarth@akamai.com

AKAMAI REPORTS SECOND QUARTER 2023 FINANCIAL RESULTS

Second quarter revenue of $936 million, up 4% year-over-year and up 4% when adjusted for foreign exchange*

Security and compute revenue represented 59% of total revenue in the second quarter and grew 14% year-over-year and 15% when adjusted for foreign exchange*

GAAP diluted EPS of $0.84, down 1% year-over-year and up 1% when adjusted for foreign exchange*, and non-GAAP diluted EPS* of $1.49, up 10% year-over-year and up 11% when adjusted for foreign exchange*

Guidance increased for full-year revenue and non-GAAP net income per diluted share*

CAMBRIDGE, Mass. – August 8, 2023 – Akamai Technologies, Inc. (NASDAQ: AKAM), the cloud company that powers and protects life online, today reported financial results for the second quarter ended June 30, 2023.

“Akamai delivered excellent results in the second quarter driven by the strength of our security solutions and our continued improvements in operating efficiency," said Dr. Tom Leighton, Akamai’s Chief Executive Officer. “Building on our solid momentum from the first two quarters, we are increasing our guidance for revenue and earnings for the remainder of the year, while continuing to invest in key growth areas of security and cloud computing.”

Akamai delivered the following results for the second quarter ended June 30, 2023:

Revenue: Revenue was $936 million, a 4% increase over second quarter 2022 revenue of $903 million and a 4% increase when adjusted for foreign exchange.*

Revenue by solution:

•Security revenue was $433 million, up 14% year-over-year and when adjusted for foreign exchange*
•Delivery revenue was $380 million, down 9% year-over-year and down 8% when adjusted for foreign exchange*
•Compute revenue was $123 million, up 16% year-over-year and up 17% when adjusted for foreign exchange*

Revenue by geography:

•U.S. revenue was $480 million, up 1% year-over-year
•International revenue was $456 million, up 7% year-over-year and up 8% when adjusted for foreign exchange*

Income from operations: GAAP income from operations was $150 million, a 14% decrease from second quarter 2022. GAAP operating margin for the second quarter was 16%, down 3 percentage points from the same period last year.

Non-GAAP income from operations* was $273 million, a 4% increase from second quarter 2022. Non-GAAP operating margin* for the second quarter was 29%, flat compared to the same period last year.

Net income: GAAP net income was $129 million, a 7% decrease from second quarter 2022. Non-GAAP net income* was $228 million, a 5% increase from second quarter 2022.

EPS: GAAP net income per diluted share was $0.84, a 1% decrease from second quarter 2022 and a 1% increase when adjusted for foreign exchange.* Non-GAAP net income per diluted share* was $1.49, a 10% increase from second quarter 2022 and an

11% increase when adjusted for foreign exchange.*

Adjusted EBITDA*: Adjusted EBITDA* was $388 million, flat compared to the second quarter 2022.

Supplemental cash information: Cash from operations for the second quarter of 2023 was $366 million, or 39% of revenue. Cash, cash equivalents and marketable securities was $1.0 billion as of June 30, 2023.

Share repurchases: The Company spent $137 million in the second quarter of 2023 to repurchase 1.6 million shares of its common stock at an average price of $83.97 per share. The Company had 152 million shares of common stock outstanding as of June 30, 2023.

Financial guidance: The Company reports the following financial guidance for the third quarter and full year 2023:

	Three Months Ended September 30, 2023		Year Ended December 31, 2023
	Low End	High End	Low End	High End
Revenue (in millions)	$937	$952	$3,765	$3,795
Non-GAAP operating margin*	29%	29%	29%	29%
Non-GAAP net income per diluted share*	$1.48	$1.52	$5.87	$5.95
Non-GAAP tax rate*	16%	16%	17%	17%
Shares used in non-GAAP per diluted share calculations* (in millions)	155	155	155	155
Capex as a percentage of revenue*	17%	18%	19%	19%

This guidance is provided on a non-GAAP basis and cannot be reconciled to the closest GAAP measures without unreasonable effort because of the unpredictability of the amounts and timing of events affecting the items we exclude from non-GAAP measures. For example, stock-based compensation is unpredictable for Akamai’s performance-based awards, which can fluctuate significantly based on current expectations of the future achievement of performance-based targets. Amortization of intangible assets, acquisition-related costs and restructuring costs are all impacted by the timing and size of potential future actions, which are difficult to predict. In addition, from time to time, Akamai excludes certain items that occur infrequently, which are also inherently difficult to predict and estimate. It is also difficult to predict the tax effect of the items we exclude and to estimate certain discrete tax items, such as the resolution of tax audits or changes to tax laws. As such, the costs that are being excluded from non-GAAP guidance are difficult to predict and a reconciliation or a range of results could lead to disclosure that would be imprecise or potentially misleading. Material changes to any one of the exclusions could have a significant effect on our guidance and future GAAP results.

*    See Use of Non-GAAP Financial Measures below for definitions

Quarterly Conference Call
Akamai will host a conference call today at 4:30 p.m. ET that can be accessed through 1-833-634-5020 (or 1-412-902-4238 for international calls) and using passcode Akamai Technologies call. A live webcast of the call may be accessed at www.akamai.com in the Investor Relations section. In addition, a replay of the call will be available for two weeks following the conference by calling 1-877-344-7529 (or 1-412-317-0088 for international calls) and using passcode 4750160. The archived webcast of this event may be accessed through the Akamai website.

About Akamai
Akamai powers and protects life online. Leading companies worldwide choose Akamai to build, deliver, and secure their digital experiences – helping billions of people live, work, and play every day. Akamai Connected Cloud, a massively distributed edge and cloud platform, puts apps and experiences closer to users and keeps threats farther away. Learn more about Akamai’s cloud computing, security, and content delivery solutions at akamai.com and akamai.com/blog, or follow Akamai Technologies on Twitter and LinkedIn.

AKAMAI TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)	June 30, 2023	December 31, 2022
ASSETS
Current assets:
Cash and cash equivalents	$298,612	$542,337
Marketable securities	491,947	562,979
Accounts receivable, net	698,445	679,206
Prepaid expenses and other current assets	229,468	185,040
Total current assets	1,718,472	1,969,562
Marketable securities	249,211	320,531
Property and equipment, net	1,746,081	1,540,182
Operating lease right-of-use assets	884,687	813,372
Acquired intangible assets, net	437,257	441,716
Goodwill	2,848,467	2,763,838
Deferred income tax assets	337,034	337,677
Other assets	124,756	116,522
Total assets	$8,345,965	$8,303,400
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$194,493	$145,420
Accrued expenses	269,265	367,017
Deferred revenue	138,608	105,109
Revolving credit facility	20,000	—
Operating lease liabilities	217,224	196,094
Other current liabilities	21,184	5,228
Total current liabilities	860,774	818,868
Deferred revenue	27,149	22,117
Deferred income tax liabilities	18,839	18,400
Convertible senior notes	2,287,481	2,285,258
Operating lease liabilities	758,302	693,265
Other liabilities	104,253	105,305
Total liabilities	4,056,798	3,943,213
Total stockholders' equity	4,289,167	4,360,187
Total liabilities and stockholders' equity	$8,345,965	$8,303,400

AKAMAI TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended			Six Months Ended
(in thousands, except per share data)	June 30, 2023	March 31, 2023	June 30, 2022 (3)	June 30, 2023	June 30, 2022 (3)
Revenue	$935,721	$915,698	$903,332	$1,851,419	$1,806,979
Costs and operating expenses:
Cost of revenue (1) (2)	373,275	361,316	346,649	734,591	679,401
Research and development (1)	99,041	91,863	92,070	190,904	192,005
Sales and marketing (1)	136,554	129,107	126,665	265,661	249,384
General and administrative (1) (2)	151,811	146,139	141,219	297,950	294,481
Amortization of acquired intangible assets	15,898	15,912	16,972	31,810	30,616
Restructuring charge	9,357	44,723	4,715	54,080	12,731
Total costs and operating expenses	785,936	789,060	728,290	1,574,996	1,458,618
Income from operations	149,785	126,638	175,042	276,423	348,361
Interest and marketable securities income (loss), net	4,509	5,292	(2,331)	9,801	(2,542)
Interest expense	(3,157)	(2,681)	(2,932)	(5,838)	(5,627)
Other (expense) income, net	(1,130)	(2,363)	816	(3,493)	(8,749)
Income before provision for income taxes	150,007	126,886	170,595	276,893	331,443
Provision for income taxes	(21,191)	(29,780)	(32,755)	(50,971)	(52,592)
Loss from equity method investment	—	—	—	—	(7,635)
Net income	$128,816	$97,106	$137,840	$225,922	$271,216

Net income per share:
Basic	$0.85	$0.62	$0.86	$1.47	$1.69
Diluted	$0.84	$0.62	$0.85	$1.46	$1.67

Shares used in per share calculations:
Basic	152,064	155,637	160,038	153,850	160,266
Diluted	153,454	156,135	161,710	154,795	162,674

(1)    Includes stock-based compensation (see supplemental table for figures)
(2)     Includes depreciation and amortization (see supplemental table for figures)
(3)     Provision for income taxes, net income and basic and diluted net income per share for the three and six months ended June 30, 2022 have been revised to reflect the correction of an error of provision for income taxes related to an intercompany sale of intellectual property that occurred in 2022.

AKAMAI TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended			Six Months Ended
(in thousands)	June 30, 2023	March 31, 2023	June 30, 2022 (1)	June 30, 2023	June 30, 2022 (1)
Cash flows from operating activities:
Net income	$128,816	$97,106	$137,840	$225,922	$271,216
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	139,125	135,457	150,604	274,582	293,199
Stock-based compensation	87,444	61,883	51,882	149,327	108,109
(Benefit) provision for deferred income taxes	(4,516)	4,925	(48,188)	409	(75,980)
Amortization of debt issuance costs	1,098	1,098	1,091	2,196	2,210
(Gain) loss on investments	(27)	(174)	(641)	(201)	15,895
Other non-cash reconciling items, net	17,052	21,602	10,045	38,654	22,643
Changes in operating assets and liabilities, net of effects of acquisitions:
Accounts receivable	2,473	(25,251)	35,251	(22,778)	(3,947)
Prepaid expenses and other current assets	7,912	(26,009)	26,563	(18,097)	(38,132)
Accounts payable and accrued expenses	13,478	(97,263)	6,963	(83,785)	(59,975)
Deferred revenue	602	36,449	(29,216)	37,051	26,178
Other current liabilities	(9,689)	25,834	(4,460)	16,145	(5,901)
Other non-current assets and liabilities	(17,457)	(2,158)	3,697	(19,615)	8,367
Net cash provided by operating activities	366,311	233,499	341,431	599,810	563,882
Cash flows from investing activities:
Cash paid for acquisitions, net of cash acquired	(86,256)	(20,070)	—	(106,326)	(872,099)
Purchases of property and equipment and capitalization of internal-use software development costs	(176,289)	(222,245)	(118,167)	(398,534)	(249,526)
Purchases of short- and long-term marketable securities	(630)	(134,191)	—	(134,821)	—
Proceeds from sales, maturities and redemptions of short- and long-term marketable securities	15,319	276,886	1,905	292,205	693,707
Other, net	(498)	(20,268)	1,036	(20,766)	(4,206)
Net cash used in investing activities	(248,354)	(119,888)	(115,226)	(368,242)	(432,124)

(1)    Net income and benefit for deferred income taxes for the three and six months ended June 30, 2022 have been revised to reflect the correction of an error of provision for income taxes related to an intercompany sale of intellectual property that occurred in 2022.

AKAMAI TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS, continued

	Three Months Ended			Six Months Ended
(in thousands)	June 30, 2023	March 31, 2023	June 30, 2022	June 30, 2023	June 30, 2022
Cash flows from financing activities:
Proceeds from borrowings under revolving credit facility	90,000	—	50,000	90,000	125,000
Repayment of borrowings under revolving credit facility	(70,000)	—	(50,000)	(70,000)	(50,000)
Proceeds from the issuance of common stock under stock plans	10,074	21,257	7,204	31,331	29,145
Employee taxes paid related to net share settlement of stock-based awards	(9,712)	(29,894)	(8,323)	(39,606)	(63,142)
Repurchases of common stock	(137,358)	(348,600)	(164,789)	(485,958)	(267,642)
Other, net	(204)	(52)	—	(256)	(104)
Net cash used in financing activities	(117,200)	(357,289)	(165,908)	(474,489)	(226,743)
Effects of exchange rate changes on cash, cash equivalents and restricted cash	(3,007)	2,297	(13,798)	(710)	(15,260)
Net (decrease) increase in cash, cash equivalents and restricted cash	(2,250)	(241,381)	46,499	(243,631)	(110,245)
Cash, cash equivalents and restricted cash at beginning of period	301,641	543,022	381,007	543,022	537,751
Cash, cash equivalents and restricted cash at end of period	$299,391	$301,641	$427,506	$299,391	$427,506

AKAMAI TECHNOLOGIES, INC.
SUPPLEMENTAL REVENUE DATA – REVENUE BY SOLUTION

	Three Months Ended			Six Months Ended
(in thousands)	June 30, 2023	March 31, 2023	June 30, 2022	June 30, 2023	June 30, 2022
Security	$432,946	$405,552	$380,664	$838,498	$762,231
Delivery	379,698	394,384	416,678	774,082	860,826
Compute	123,077	115,762	105,990	238,839	183,922
Total revenue	$935,721	$915,698	$903,332	$1,851,419	$1,806,979
Revenue growth rates year-over-year:
Security	14%	6%	17%	10%	20%
Delivery	(9)	(11)	(11)	(10)	(8)
Compute	16	49	74	30	54
Total revenue	4%	1%	6%	2%	7%
Revenue growth rates year-over-year, adjusted for the impact of foreign exchange rates (1):
Security	14%	9%	21%	12%	23%
Delivery	(8)	(9)	(8)	(9)	(6)
Compute	17	51	78	31	57
Total revenue	4%	4%	9%	4%	9%

AKAMAI TECHNOLOGIES, INC.
SUPPLEMENTAL REVENUE DATA – REVENUE BY GEOGRAPHY

	Three Months Ended			Six Months Ended
(in thousands)	June 30, 2023	March 31, 2023	June 30, 2022	June 30, 2023	June 30, 2022
U.S.	$480,062	$473,833	$477,154	$953,895	$958,161
International	455,659	441,865	426,178	897,524	848,818
Total revenue	$935,721	$915,698	$903,332	$1,851,419	$1,806,979
Revenue growth rates year-over-year:
U.S.	1%	(1)%	6%	—%	5%
International	7	5	6	6	8
Total revenue	4%	1%	6%	2%	7%
Revenue growth rates year-over-year, adjusted for the impact of foreign exchange rates (1):
U.S.	1%	(1)%	6%	—%	5%
International	8	9	13	9	15
Total revenue	4%	4%	9%	4%	9%

(1) See Use of Non-GAAP Financial Measures below for a definition

AKAMAI TECHNOLOGIES, INC.
SUPPLEMENTAL OPERATING EXPENSE DATA

	Three Months Ended			Six Months Ended
(in thousands)	June 30, 2023	March 31, 2023	June 30, 2022	June 30, 2023	June 30, 2022
General and administrative expenses:
Payroll and related costs	$51,817	$57,690	$52,974	$109,507	$106,291
Stock-based compensation	26,124	17,165	15,888	43,289	33,324
Depreciation and amortization	16,231	16,721	18,423	32,952	38,101
Facilities-related costs	22,883	23,989	26,820	46,872	53,399
Provision (benefit) for doubtful accounts	1,991	(83)	529	1,908	1,817
Acquisition-related costs	1,271	4,703	2,798	5,974	13,414
Software and related service costs	13,526	13,871	13,483	27,397	24,507
Other expenses	17,968	12,083	10,304	30,051	23,628
Total general and administrative expenses	$151,811	$146,139	$141,219	$297,950	$294,481

General and administrative expenses–functional (1):
Global functions	$62,058	$56,950	$50,445	$119,008	$106,576
As a percentage of revenue	7%	6%	6%	6%	6%
Infrastructure	86,491	84,569	87,447	171,060	172,646
As a percentage of revenue	9%	9%	10%	9%	10%
Other	3,262	4,620	3,327	7,882	15,259
Total general and administrative expenses	$151,811	$146,139	$141,219	$297,950	$294,481
As a percentage of revenue	16%	16%	16%	16%	16%

Stock-based compensation:
Cost of revenue	$11,339	$9,329	$7,134	$20,668	$13,367
Research and development	32,258	21,844	17,408	54,102	37,640
Sales and marketing	17,723	13,545	11,452	31,268	23,778
General and administrative	26,124	17,165	15,888	43,289	33,324
Total stock-based compensation	$87,444	$61,883	$51,882	$149,327	$108,109

(1) Global functions expense includes payroll, stock-based compensation and other employee-related costs for administrative functions, including finance, purchasing, order entry, human resources, legal, information technology and executive personnel, as well as third-party professional service fees. Infrastructure expense includes payroll, stock-based compensation and other employee-related costs for our network infrastructure functions, as well as facility rent expense, depreciation and amortization of facility- and IT-related assets, software and related service costs, business insurance and taxes. Our network infrastructure function is responsible for network planning, sourcing, architecture evaluation and platform security. Other expense includes acquisition-related costs and provision for doubtful accounts.

AKAMAI TECHNOLOGIES, INC.
OTHER SUPPLEMENTAL DATA

	Three Months Ended			Six Months Ended
(in thousands, except end of period statistics)	June 30, 2023	March 31, 2023	June 30, 2022	June 30, 2023	June 30, 2022
Depreciation and amortization:
Network-related depreciation	$55,212	$52,176	$66,724	$107,388	$128,110
Capitalized internal-use software development amortization	44,249	43,477	41,177	87,726	81,827
Other depreciation and amortization	15,747	16,234	17,914	31,981	37,066
Depreciation of property and equipment	115,208	111,887	125,815	227,095	247,003
Capitalized stock-based compensation amortization (1)	7,926	7,533	7,703	15,459	15,351
Capitalized interest expense amortization (1)	93	125	114	218	229
Amortization of acquired intangible assets	15,898	15,912	16,972	31,810	30,616
Total depreciation and amortization	$139,125	$135,457	$150,604	$274,582	$293,199

Capital expenditures, excluding stock-based compensation and interest expense (2) (3):
Purchases of property and equipment	$134,847	$157,530	$56,743	$292,377	$119,968
Capitalized internal-use software development costs	64,112	66,264	47,083	130,376	100,273
Total capital expenditures, excluding stock-based compensation and interest expense	$198,959	$223,794	$103,826	$422,753	$220,241
Capex as a percentage of revenue (3)	21%	24%	11%	23%	12%

End of period statistics:
Number of employees	10,100	9,960	9,270

(1) Amortization of capitalized stock-based compensation and interest expense in this table excludes amortization of capitalized stock-based compensation and interest expense capitalized as part of the implementation of cloud-computing arrangements and contract fulfillment costs. However, the amounts are included in our total amortization of capitalized stock-based compensation and interest expense that is excluded from our non-GAAP measures (see reconciliations of GAAP to non-GAAP measures).
(2) Capital expenditures presented in this table are reported on an accrual basis, which differs from the cash-basis presentation in the statements of cash flows. The primary difference between the two is the change in purchases of property and equipment and capitalization of internal-use software development costs accrued for, but not paid, at period end versus prior periods.
(3) See Use of Non-GAAP Financial Measures below for a definition

AKAMAI TECHNOLOGIES, INC.
RECONCILIATION OF GAAP TO NON-GAAP INCOME FROM OPERATIONS, NET INCOME AND TAX RATE

	Three Months Ended			Six Months Ended
(in thousands)	June 30, 2023	March 31, 2023	June 30, 2022 (1)	June 30, 2023	June 30, 2022 (1)
Income from operations	$149,785	$126,638	$175,042	$276,423	$348,361
GAAP operating margin	16%	14%	19%	15%	19%
Amortization of acquired intangible assets	15,898	15,912	16,972	31,810	30,616
Stock-based compensation	87,444	61,883	51,882	149,327	108,109
Amortization of capitalized stock-based compensation and capitalized interest expense	8,217	7,913	8,068	16,130	16,015
Restructuring charge	9,357	44,723	4,715	54,080	12,731
Acquisition-related costs	2,340	6,768	5,771	9,108	16,714
Operating adjustments	123,256	137,199	87,408	260,455	184,185
Non-GAAP income from operations	$273,041	$263,837	$262,450	$536,878	$532,546
Non-GAAP operating margin	29%	29%	29%	29%	29%

Net income	$128,816	$97,106	$137,840	$225,922	$271,216
Operating adjustments (from above)	123,256	137,199	87,408	260,455	184,185
Amortization of debt issuance costs	1,098	1,098	1,091	2,196	2,210
(Gain) loss on investments	(27)	(174)	(641)	(201)	8,260
Loss from equity method investment	—	—	—	—	7,635
Income tax effect of above non-GAAP adjustments and certain discrete tax items	(25,152)	(16,915)	(9,254)	(42,067)	(32,267)
Non-GAAP net income	$227,991	$218,314	$216,444	$446,305	$441,239

GAAP tax rate	14%	23%	19%	18%	16%
Income tax-effect of non-GAAP adjustments and certain discrete tax items	3	(5)	(3)	(1)	—
Non-GAAP tax rate	17%	18%	16%	17%	16%

(1) Net income, income tax effect of above non-GAAP adjustments and certain discrete tax items and GAAP tax rate for the three and six months ended June 30, 2022 have been revised to reflect the correction of an error of provision for income taxes related to an intercompany sale of intellectual property that occurred in 2022.

AKAMAI TECHNOLOGIES, INC.
RECONCILIATION OF GAAP TO NON-GAAP NET INCOME PER DILUTED SHARE

	Three Months Ended			Six Months Ended
(in thousands, except per share data)	June 30, 2023	March 31, 2023	June 30, 2022 (1)	June 30, 2023	June 30, 2022 (1)
GAAP net income per diluted share	$0.84	$0.62	$0.85	$1.46	$1.67
Adjustments to net income:
Amortization of acquired intangible assets	0.10	0.10	0.10	0.21	0.19
Stock-based compensation	0.57	0.40	0.32	0.96	0.66
Amortization of capitalized stock-based compensation and capitalized interest expense	0.05	0.05	0.05	0.10	0.10
Restructuring charge	0.06	0.29	0.03	0.35	0.08
Acquisition-related costs	0.02	0.04	0.04	0.06	0.10
Amortization of debt issuance costs	0.01	0.01	0.01	0.01	0.01
(Gain) loss on investments	—	—	—	—	0.05
Loss from equity method investment	—	—	—	—	0.05
Income tax effect of above non-GAAP adjustments and certain discrete tax items	(0.16)	(0.11)	(0.06)	(0.27)	(0.20)
Adjustment for shares (2)	—	—	0.01	—	0.03
Non-GAAP net income per diluted share	$1.49	$1.40	$1.35	$2.88	$2.74

Shares used in GAAP per diluted share calculations	153,454	156,135	161,710	154,795	162,674
Impact of benefit from note hedge transactions (2)	—	—	(1,057)	—	(1,440)
Shares used in non-GAAP per diluted share calculations (2)	153,454	156,135	160,653	154,795	161,234

(1) GAAP net income per diluted share and per share adjustment for income tax effect of above non-GAAP adjustments and certain discrete tax items for the three and six months ended June 30, 2022 have been revised to reflect the correction of an error of provision for income taxes related to an intercompany sale of intellectual property that occurred in 2022.
(2) Shares used in non-GAAP per diluted share calculations have been adjusted for the three and six months ended June 30, 2022 for the benefit of Akamai's note hedge transactions. During those periods, Akamai's average stock price was in excess of $95.10, which is the initial conversion price of Akamai's convertible senior notes due in 2025. See Use of Non-GAAP Financial Measures below for further definition.

AKAMAI TECHNOLOGIES, INC.
RECONCILIATION OF GAAP NET INCOME TO ADJUSTED EBITDA

	Three Months Ended			Six Months Ended
(in thousands)	June 30, 2023	March 31, 2023	June 30, 2022 (1)	June 30, 2023	June 30, 2022 (1)
Net income	$128,816	$97,106	$137,840	$225,922	$271,216
Net income margin	14%	11%	15%	12%	15%
Interest and marketable securities (income) loss, net	(4,509)	(5,292)	2,331	(9,801)	2,542
Provision for income taxes	21,191	29,780	32,755	50,971	52,592
Depreciation and amortization	115,208	111,887	125,815	227,095	247,003
Amortization of capitalized stock-based compensation and capitalized interest expense	8,217	7,913	8,068	16,130	16,015
Amortization of acquired intangible assets	15,898	15,912	16,972	31,810	30,616
Stock-based compensation	87,444	61,883	51,882	149,327	108,109
Restructuring charge	9,357	44,723	4,715	54,080	12,731
Acquisition-related costs	2,340	6,768	5,771	9,108	16,714
Interest expense	3,157	2,681	2,932	5,838	5,627
(Gain) loss on investments	(27)	(174)	(641)	(201)	8,260
Loss from equity method investment	—	—	—	—	7,635
Other expense (income), net	1,157	2,537	(175)	3,694	489
Adjusted EBITDA	$388,249	$375,724	$388,265	$763,973	$779,549
Adjusted EBITDA margin	41%	41%	43%	41%	43%

(1) Net income, net income margin and provision for income taxes for the three and six months ended June 30, 2022 have been revised to reflect the correction of an error of provision for income taxes related to an intercompany sale of intellectual property that occurred in 2022.

Use of Non-GAAP Financial Measures

In addition to providing financial measurements based on generally accepted accounting principles in the United States of America (GAAP), Akamai provides additional financial metrics that are not prepared in accordance with GAAP (non-GAAP financial measures). Management uses non-GAAP financial measures, in addition to GAAP financial measures, to understand and compare operating results across accounting periods, for financial and operational decision making, for planning and forecasting purposes, to measure executive compensation and to evaluate Akamai's financial performance. These non-GAAP financial measures are non-GAAP income from operations, non-GAAP operating margin, non-GAAP net income, non-GAAP net income per diluted share, Adjusted EBITDA, Adjusted EBITDA margin, non-GAAP tax rate, capital expenditures and impact of foreign currency exchange rates, as discussed below.

Management believes that these non-GAAP financial measures reflect Akamai's ongoing business in a manner that allows for meaningful comparisons and analysis of trends in the business, as they facilitate comparison of financial results across accounting periods and to those of our peer companies. Management also believes that these non-GAAP financial measures enable investors to evaluate Akamai's operating results and future prospects in the same manner as management. These non-GAAP financial measures may exclude expenses and gains that may be unusual in nature, infrequent or not reflective of Akamai's ongoing operating results.

The non-GAAP financial measures do not replace the presentation of Akamai's GAAP financial measures and should only be used as a supplement to, not as a substitute for, Akamai's financial results presented in accordance with GAAP. Akamai has provided a reconciliation of each non-GAAP financial measure used in its financial reporting and investor presentations to the most directly comparable GAAP financial measure. This reconciliation captioned “Reconciliation of GAAP to Non-GAAP Financial Measures” can be found on the Investor Relations section of Akamai's website.

The non-GAAP adjustments, and Akamai's basis for excluding them from non-GAAP financial measures, are outlined below:

•Amortization of acquired intangible assets – Akamai has incurred amortization of intangible assets, included in its GAAP financial statements, related to various acquisitions Akamai has made. The amount of an acquisition's purchase price allocated to intangible assets and term of its related amortization can vary significantly and is unique to each acquisition; therefore, Akamai excludes amortization of acquired intangible assets from its non-GAAP financial measures to provide investors with a consistent basis for comparing pre- and post-acquisition operating results.

•Stock-based compensation and amortization of capitalized stock-based compensation – Although stock-based compensation is an important aspect of the compensation paid to Akamai's employees, the grant date fair value varies based on the stock price at the time of grant, varying valuation methodologies, subjective assumptions and the variety of award types. This makes the comparison of Akamai's current financial results to previous and future periods difficult to interpret; therefore, Akamai believes it is useful to exclude stock-based compensation and amortization of capitalized stock-based compensation from its non-GAAP financial measures in order to highlight the performance of Akamai's core business and to be consistent with the way many investors evaluate its performance and compare its operating results to peer companies.

•Acquisition-related costs – Acquisition-related costs include transaction fees, advisory fees, due diligence costs and other direct costs associated with strategic activities, as well as certain additional compensation costs payable to employees acquired from the Linode acquisition if employed for a certain period of time. The additional compensation cost was initiated by and determined by the seller, and is in addition to normal levels of compensation, including retention programs, offered by Akamai. Acquisition-related costs are impacted by the timing and size of the acquisitions, and Akamai excludes acquisition-related costs from its non-GAAP financial measures to provide a useful comparison of operating results to prior periods and to peer companies because such amounts vary significantly based on the magnitude of the acquisition transactions and do not reflect Akamai's core operations.

•Restructuring charge – Akamai has incurred restructuring charges from programs that have significantly changed either the scope of the business undertaken by the Company or the manner in which that business is conducted. These charges include severance and related expenses for workforce reductions, impairments of long-lived assets that will no longer be used in operations (including right-of-use assets, other facility-related property and equipment and internal-use software) and termination fees for any contracts cancelled as part of these programs. Akamai excludes these items from its non-GAAP financial measures when evaluating its continuing business performance as such items vary significantly based on the magnitude of the restructuring action and do not reflect expected future operating expenses. In addition, these charges do not necessarily provide meaningful insight into the fundamentals of current or past operations of its business.

•Amortization of debt issuance costs and amortization of capitalized interest expense – In August 2019, Akamai issued $1,150 million of convertible senior notes due 2027 with a coupon interest rate of 0.375%. In May 2018, Akamai issued $1,150 million of convertible senior notes due 2025 with a coupon interest rate of 0.125%. The issuance costs of the convertible senior notes are amortized to interest expense and are excluded from Akamai's non-GAAP results because management believes the non-cash amortization expense is not representative of ongoing operating performance.

•Gains and losses on investments – Akamai has recorded gains and losses from the disposition, changes to fair value and impairment of certain investments. Akamai believes excluding these amounts from its non-GAAP financial measures is useful to investors as the types of events giving rise to these gains and losses are not representative of Akamai's core business operations and ongoing operating performance.

•Income and losses from equity method investment – Akamai records income or losses on its share of earnings and losses from its equity method investment. Akamai excludes such income and losses because it does not have direct control over the operations of the investment and the related income and losses are not representative of its core business operations.

•Income tax effect of non-GAAP adjustments and certain discrete tax items – The non-GAAP adjustments described above are reported on a pre-tax basis. The income tax effect of non-GAAP adjustments is the difference between GAAP and non-GAAP income tax expense. Non-GAAP income tax expense is computed on non-GAAP pre-tax income (GAAP pre-tax income adjusted for non-GAAP adjustments) and excludes certain discrete tax items (such as recording or releasing of valuation allowances), if any. Akamai believes that applying the non-GAAP adjustments and their related income tax effect allows Akamai to highlight income attributable to its core operations.

Akamai's definitions of its non-GAAP financial measures are outlined below:

Non-GAAP income from operations – GAAP income from operations adjusted for the following items: amortization of acquired intangible assets; stock-based compensation; amortization of capitalized stock-based compensation; amortization of capitalized interest expense; acquisition-related costs; restructuring charges; and other non-recurring or unusual items that may arise from time to time.

Non-GAAP operating margin – Non-GAAP income from operations stated as a percentage of revenue.

Non-GAAP net income – GAAP net income adjusted for the following tax-affected items: amortization of acquired intangible assets; stock-based compensation; amortization of capitalized stock-based compensation; acquisition-related costs; restructuring charges; amortization of debt issuance costs; amortization of capitalized interest expense; certain gains and losses on investments; income and losses from equity method investment; and other non-recurring or unusual items that may arise from time to time.

Non-GAAP tax rate – GAAP tax rate excluding the tax effect of non-GAAP adjustments and certain discrete tax items.

Non-GAAP net income per diluted share, or EPS – Non-GAAP net income divided by weighted average diluted common shares outstanding. Diluted weighted average common shares outstanding are adjusted in non-GAAP per share calculations for the shares that would be delivered to Akamai pursuant to the note hedge transactions entered into in connection with the issuances of $1,150 million of convertible senior notes due 2027 and 2025, respectively. Under GAAP, shares delivered under hedge transactions are not considered offsetting shares in the fully-diluted share calculation until they are delivered. However, the Company would receive a benefit from the note hedge transactions and would not allow the dilution to occur, so management believes that adjusting for this benefit provides a meaningful view of operating performance. With respect to the convertible senior notes due in each of 2027 and 2025, unless Akamai's weighted average stock price is greater than $116.18 and $95.10, respectively, the initial conversion price, there will be no difference between GAAP and non-GAAP diluted weighted average common shares outstanding.

Adjusted EBITDA – GAAP net income excluding the following items: interest and marketable securities income and losses; income taxes; depreciation and amortization of tangible and intangible assets; stock-based compensation; amortization of capitalized stock-based compensation; acquisition-related costs; restructuring charges; foreign exchange gains and losses; interest expense; amortization of capitalized interest expense; certain gains and losses on investments; income and losses on equity method investment; and other non-recurring or unusual items that may arise from time to time.

Adjusted EBITDA margin – Adjusted EBITDA stated as a percentage of revenue.

Capital expenditures, or capex, excluding stock-based compensation and interest expense – Purchases of property and equipment and capitalization of internal-use software development costs presented on an accrual basis, which differs from the cash-basis presentation included in the statements of cash flows. The primary difference between the two is the change in purchases of property and equipment and capitalization of internal-use software development costs accrued for, but not paid, at period end versus prior periods.

Capex as a percentage of revenue – Capital expenditures, or capex, excluding stock-based compensation and interest expense, stated as a percentage of revenue.

Impact of foreign currency exchange rate – Revenue and earnings from international operations have historically been important contributors to Akamai's financial results. Consequently, Akamai's financial results have been impacted, and management expects they will continue to be impacted, by fluctuations in foreign currency exchange rates. For example, when the local currencies of our foreign subsidiaries weaken, our consolidated results stated in U.S. dollars are negatively impacted.

Because exchange rates are a meaningful factor in understanding period-to-period comparisons, management believes the presentation of the impact of foreign currency exchange rates on revenue and earnings enhances the understanding of our financial results and evaluation of performance in comparison to prior periods. The dollar impact of changes in foreign currency exchange rates presented is calculated by translating current period results using monthly average foreign currency exchange rates from the comparative period and comparing them to the reported amount. The percentage change at constant currency presented is calculated by comparing the prior period amounts as reported and the current period amounts translated using the same monthly average foreign currency exchange rates from the comparative period.

Akamai Statement Under the Private Securities Litigation Reform Act
This release and/or our quarterly earnings conference call scheduled for later today contain statements that are not statements of historical fact and constitute forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995, including, but not limited to, statements about expected future financial performance, expectations, plans and prospects of Akamai. Actual results may differ materially from those indicated by these forward-looking statements as a result of various important factors including, but not limited to, inability to continue to generate cash at the same level as prior years; failure of our investments in innovation to generate solutions that are accepted in the market; inability to increase our revenue at the same rate as in the past and keep our expenses from increasing at a greater rate than our revenues; effects of competition, including pricing pressure and changing business models; impact of macroeconomic trends, including economic uncertainty, turmoil in the financial services industry, the effects of inflation, rising and fluctuating interest rates, foreign currency exchange rate fluctuations, securities market volatility and monetary supply fluctuations; conditions and uncertainties in the geopolitical environment, including sanctions and disruptions resulting from the ongoing war in Ukraine; continuing supply chain and logistics costs, constraints, changes or disruptions; defects or disruptions in our products or IT systems, including cyber-attacks, data breaches or malware; failure to realize the expected benefits of any of our acquisitions or reorganizations; changes to economic, political and regulatory conditions in the United States and internationally; our ability to attract and retain key personnel; impact of the COVID-19 pandemic; delay in developing or failure to develop new service offerings or functionalities, and if developed, lack of market acceptance of such service offerings and functionalities or failure of such solutions to operate as expected, and other factors that are discussed in our Annual Report on Form 10-K, quarterly reports on Form 10-Q, and other documents filed with the SEC.

In addition, the statements in this press release and on our quarterly earnings conference call represent Akamai's expectations and beliefs as of the date of this press release. Akamai anticipates that subsequent events and developments may cause these expectations and beliefs to change. However, while Akamai may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing Akamai's expectations or beliefs as of any date subsequent to the date of this press release.